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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported)               February 8, 2007



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                001-16317             95-4079863
  (State or other jurisdiction     (Commission           (IRS Employer
        of incorporation)          File Number)        Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On February 8, 2007, Contango Oil & Gas Company (AMEX:MCF) announced financial results for the three and six months ended December 31, 2006.

         The Company reported a net loss attributable to common stock for the three months ended December 31, 2006 of approximately $2.5 million, or $0.16 per basic and diluted share, which included a loss on the sale of Contango Operators, Inc.'s ("COI's") 25% working interest in the Grand Isle 72 well ("Liberty"). COI is a wholly-owned subsidiary of the Company. This compares to a net loss attributable to common stock for the three months ended December 31, 2005 of $0.4 million, or $0.03 per basic and diluted share.

         The net loss attributable to Contango common stock for the six months ended December 31, 2006 was $2.9 million, or $0.19 per basic and diluted share, which included a loss on the sale of COI's 25% working interest in the Grand Isle 72 well, compared to a net loss attributable to common stock for the six months ended December 31, 2005 of $0.3 million, or $0.02 per basic and diluted share.

         Attached as Exhibit 99.1 is the press release that was issued on February 8, 2007. The press release defines EBITDAX and reconciles EBITDAX to loss from continuing operations. On February 9, 2007 we filed our Form 10-Q for the period ended December 31, 2006 with the Securities and Exchange Commission with an enhanced definition of EBITDAX. Additionally, we reconciled EBITDAX to loss from continuing operations before other income and income taxes. The enhanced definition of EBITDAX is as follows:

         EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, gain (loss) from hedging activities and sales of assets and certain other non-cash items. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's ability to internally fund exploration and development activities and incur and service debt. We believe EBITDAX assists investors in comparing the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions, exploration costs and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDAX. In addition, investors are cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, exploration costs, preferred stock dividends and other commitments.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit No.                         Description of Document
-----------         ------------------------------------------------------------
99.1                 Press release dated February 8, 2007

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTANGO OIL & GAS COMPANY



Date:  February 13, 2007           By:    /s/  KENNETH R. PEAK
                                          --------------------------------------
                                          Kenneth R. Peak
                                          Chairman and Chief Executive Officer

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